Exhibit 99.1

2U, Inc. Closes Acquisition of GetSmarter

LANHAM, Md., U.S.A. and CAPE TOWN, South Africa — July 3, 2017 — 2U, Inc. (NASDAQ: TWOU), a leader in delivering best-in-class digital education in partnership with the world’s top colleges and universities, today announced that it has completed its previously announced acquisition of GetSmarter (incorporated as Get Educated International Proprietary Limited), a leader in collaborating with universities to offer premium online short courses to working professionals.

GetSmarter, based in Cape Town, South Africa, powers engaging online short courses in partnership with some of the world’s most renowned higher education institutions, including the University of Cambridge; the London School of Economics; Harvard University’s strategic online learning initiative, HarvardX; the University of Chicago; Massachusetts Institute of Technology (MIT); and Africa’s top three universities: University of Cape Town, University of the Witwatersrand and University of Stellenbosch Business School.

“We are pleased to wrap up our acquisition of GetSmarter,” said Christopher “Chip” Paucek, CEO and co-founder of 2U. “The acquisition of GetSmarter is expected to accelerate our growth, extend our global footprint and provide a broader suite of services by matching more students to the right digital education opportunities — whether graduate programs or short course certificates. With this acquisition, we expect to expand our total addressable market while strengthening our position as a global leader in delivering high-quality, high-touch, digital education focused on student outcomes. We welcome the GetSmarter employees to the 2U team.”

“We are proud and delighted to be joining the 2U family,” Sam Paddock, CEO and co-founder of GetSmarter. “We now have an even stronger base from which to fully realize our potential in a global market and serve our stakeholders.”

About 2U, Inc. (NASDAQ: TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best digital education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform high-quality and rigorous campus-based universities into the best digital versions of themselves. 2U’s No Back Row® approach allows qualified students and working professionals around the world to experience a first-rate university education and successful outcomes. To learn more, visit 2U.com.

About GetSmarter

GetSmarter is an online education company based in Cape Town and London. We collaborate with the world’s legendary Universities to offer premium online short courses to working professionals around the world. To learn more, visit GetSmarter.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the expected benefits of the transaction, the future results of the operations and the financial position of 2U are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission. In addition, there are significant risks and uncertainties relating to 2U’s acquisition and ownership of GetSmarter, including risks and uncertainties relating to the integration of GetSmarter’s operations and the realization of anticipated benefits from the acquisition. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Media Contacts:

Shirley Chow, 2U

schow@2U.com

Martin Hall, GetSmarter

martin.hall@getsmarter.com

Investor Contact:

Ed Goodwin, 2U

egoodwin@2U.com